Exhibit 99.1

April 24, 2018

Cree Reports Financial Results for the Third Quarter of Fiscal Year 2018

DURHAM, N.C. -- Cree, Inc. (Nasdaq: CREE) today announced financial results for its third quarter of fiscal 2018, ended March 25, 2018. Revenue for the third quarter of fiscal 2018 was $356 million, which represents a 4% increase compared to revenue of $342 million for the third quarter of fiscal 2017. GAAP net loss for the third quarter of fiscal 2018 was $241 million, or $2.40 per diluted share, which includes impairment charges of $247.5 million attributable to Cree's Lighting Products segment. This compares to a GAAP net loss of $99 million, or $1.02 per diluted share, for the third quarter of fiscal 2017. Non-GAAP net income for the third quarter of fiscal 2018 was $3.8 million, or $0.04 per diluted share, compared to non-GAAP net income for the third quarter of fiscal 2017 of $0.7 million, or $0.01 per diluted share.

“The third quarter revenues and gross margins were at the top end of our targeted range, and non-GAAP earnings per share exceeded the top end of our range, with each business showing progress," stated Gregg Lowe, Cree CEO. "While we still have a lot of work to do and the progress won't happen in a straight line, Q3 was a good first step and we are committed to executing our new strategic direction going forward."

Business Outlook:

For its fourth quarter of fiscal 2018 ending June 24, 2018, Cree targets revenue in a range of $390 million to $410 million. GAAP net loss is targeted at $34 million to $38 million, or $0.34 to $0.38 per diluted share. Non-GAAP net income is targeted to be in a range of $5 million to $9 million, or $0.05 to $0.09 earnings per diluted share. Targeted non-GAAP income excludes $43 million of expenses, net of tax, related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles, the amortization of the inventory basis step-up from the Infineon RF Power acquisition, transition and integration costs associated with the Infineon RF Power acquisition and charges associated with the restructuring of our Lighting Products business. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal 2018 third quarter results and the fiscal 2018 fourth quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.
Cree is an innovator of Wolfspeed™ power and radio frequency (RF) semiconductors, lighting class LEDs and lighting products. Cree’s Wolfspeed product families include SiC materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging, inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and electronic signs and signals. Cree’s LED lighting systems and lamps serve indoor and outdoor applications.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial Lighting Products results will continue to suffer if new issues arise regarding issues related to product quality for this business; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; the risk that the economic and political uncertainty caused by the proposed tariffs by the United States on Chinese goods, and any corresponding Chinese tariffs in response, may negatively impact demand for our products; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that we are not able to enter into acceptable contractual arrangements with the significant customers of the acquired Infineon RF Power business or otherwise not fully realize anticipated benefits of the transaction; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips, LED components, and LED lighting products risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures, joint ventures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 25, 2017, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® is a registered trademark and Wolfspeed™ is a trademark of Cree, Inc.

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(in thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
	March 25, 2018	March 26, 2017	March 25, 2018	March 26, 2017
Revenue, net	$355,958	$341,505	$1,084,226	$1,114,064
Cost of revenue, net	256,902	255,429	792,235	777,490
Gross profit	99,056	86,076	291,991	336,574
Gross margin percentage	27.8%	25.2%	26.9%	30.2%

Operating expenses:
Research and development	40,239	41,451	121,874	119,292
Sales, general and administrative	70,256	68,165	201,296	213,136
Amortization or impairment of acquisition-related intangibles	7,453	8,362	21,037	20,707
Loss on disposal or impairment of long-lived assets	1,716	500	8,803	1,541
Goodwill impairment charges	247,455	—	247,455	—
Wolfspeed transaction termination fee	—	(12,500)	—	(12,500)
Total operating expenses	367,119	105,978	600,465	342,176

Operating loss	(268,063)	(19,902)	(308,474)	(5,602)
Operating loss percentage	(75.3)%	(5.8)%	(28.5)%	(0.5)%

Non-operating (expense) income, net	(9,651)	9,865	16,011	4,946
Loss before income taxes	(277,714)	(10,037)	(292,463)	(656)
Income tax (benefit) expense	(37,181)	88,976	(45,810)	91,574
Net loss	(240,533)	(99,013)	(246,653)	(92,230)
Net income attributable to noncontrolling interest	44	—	59	—
Net loss attributable to controlling interest	($240,577)	($99,013)	($246,712)	($92,230)

Diluted loss per share	($2.40)	($1.02)	($2.49)	($0.93)

Shares used in diluted per share calculation	100,140	97,346	99,046	98,791

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 25, 2018	June 25, 2017

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$401,465	$610,938
Accounts receivable, net	143,337	148,392
Income tax receivable	7,674	8,040
Inventories	309,858	284,385
Prepaid expenses	22,597	23,305
Other current assets	17,666	23,390
Current assets held for sale	6,913	2,180
Total current assets	909,510	1,100,630
Property and equipment, net	641,400	581,263
Goodwill	617,651	618,828
Intangible assets, net	400,836	274,315
Other long-term investments	60,419	50,366
Deferred income taxes	10,527	11,763
Other assets	12,295	12,702
Total assets	$2,652,638	$2,649,867

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$156,558	$133,185
Accrued salaries and wages	50,821	41,860
Other current liabilities	35,921	36,978
Total current liabilities	243,300	212,023

Long-term liabilities:
Long-term debt	316,000	145,000
Deferred income taxes	—	49,860
Other long-term liabilities	26,467	20,179
Total long-term liabilities	342,467	215,039

Shareholders’ equity:
Common stock	124	121
Additional paid-in-capital	2,509,296	2,419,517
Accumulated other comprehensive income, net of taxes	1,946	5,909
Accumulated deficit	(449,454)	(202,742)
Total shareholders’ equity	2,061,912	2,222,805
Noncontrolling interest	4,959	—
Total liabilities and equity	$2,652,638	$2,649,867

CREE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	March 25, 2018	March 26, 2017
	(In thousands)
Cash flows from operating activities:
Net loss	($246,653)	($92,230)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113,244	113,459
Stock-based compensation	33,319	38,417
Excess tax benefit from stock-based payment arrangements	—	(1)
Goodwill impairment charges	247,455	—
Loss on disposal or impairment of long-lived assets	8,803	1,345
Amortization of premium/discount on investments	3,943	4,150
Gain on equity investment	(7,510)	(144)
Foreign exchange gain on equity investment	(2,543)	(2,436)
Deferred income taxes	(49,875)	71,342
Changes in operating assets and liabilities:
Accounts receivable, net	5,728	16,080
Inventories	(4,640)	12,064
Prepaid expenses and other assets	2,041	11,478
Accounts payable, trade	15,328	(10,891)
Accrued salaries and wages and other liabilities	6,783	521
Net cash provided by operating activities	125,423	163,154
Cash flows from investing activities:
Purchases of property and equipment	(128,433)	(56,895)
Purchases of patent and licensing rights	(7,913)	(8,876)
Proceeds from sale of property and equipment	538	1,111
Purchases of short-term investments	(174,623)	(169,414)
Proceeds from maturities of short-term investments	166,771	112,307
Proceeds from sale of short-term investments	176,981	13,613
Purchase of acquired business, net of cash acquired	(427,120)	—
Net cash used in investing activities	(393,799)	(108,154)
Cash flows from financing activities:
Proceeds from issuing shares to noncontrolling interest	4,900	—
Payment of acquisition-related contingent consideration	(1,850)	(2,775)
Proceeds from long-term debt borrowings	555,000	373,000
Payments on long-term debt borrowings	(384,000)	(380,000)
Net proceeds from issuance of common stock	62,240	10,160
Excess tax benefit from stock-based payment arrangements	—	1
Repurchases of common stock	—	(104,014)
Net cash provided by (used in) financing activities	236,290	(103,628)
Effects of foreign exchange changes on cash and cash equivalents	715	(432)
Net decrease in cash and cash equivalents	(31,371)	(49,060)
Cash and cash equivalents:
Beginning of period	132,597	166,154
End of period	$101,226	$117,094
Supplemental disclosure of cash flow information:
Significant non-cash transactions:
Accrued property and equipment	$19,275	$7,243

CREE, INC.
UNAUDITED FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three and nine months ended March 25, 2018 and the three and nine months ended March 26, 2017. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	March 25, 2018	March 26, 2017	Change
Wolfspeed revenue	$81,902	$56,133	$25,769	46%
Percent of revenue	23%	16%
LED Products revenue	143,298	131,327	11,971	9%
Percent of revenue	40%	39%
Lighting Products revenue	130,758	154,045	(23,287)	(15)%
Percent of revenue	37%	45%
Total revenue	$355,958	$341,505	$14,453	4%

	Nine Months Ended
	March 25, 2018	March 26, 2017	Change
Wolfspeed revenue	$218,628	$160,401	$58,227	36%
Percent of revenue	20%	14%
LED Products revenue	440,500	406,858	33,642	8%
Percent of revenue	41%	37%
Lighting Products revenue	425,098	546,805	(121,707)	(22)%
Percent of revenue	39%	49%
Total revenue	$1,084,226	$1,114,064	($29,838)	(3)%

	Three Months Ended
	March 25, 2018	March 26, 2017	Change
Wolfspeed gross profit	$39,285	$26,396	$12,889	49%
Wolfspeed gross margin	48.0%	47.0%
LED Products gross profit	37,764	32,385	5,379	17%
LED Products gross margin	26.4%	24.7%
Lighting Products gross profit	24,956	35,355	(10,399)	(29)%
Lighting Products gross margin	19.1%	23.0%
Unallocated costs	(2,949)	(3,459)	510	15%
Depreciation and amortization adjustment	—	(4,601)	4,601	100%
Consolidated gross profit	$99,056	$86,076	$12,980	15%
Consolidated gross margin	27.8%	25.2%

	Nine Months Ended
	March 25, 2018	March 26, 2017	Change
Wolfspeed gross profit	$105,816	$74,737	$31,079	42%
Wolfspeed gross margin	48.4%	46.6%
LED Products gross profit	115,180	115,499	(319)	—%
LED Products gross margin	26.1%	28.4%
Lighting Products gross profit	79,803	159,415	(79,612)	(50)%
Lighting Products gross margin	18.8%	29.2%
Unallocated costs	(8,808)	(13,077)	4,269	33%
Depreciation and amortization adjustment	—	—	—	—%
Consolidated gross profit	$291,991	$336,574	($44,583)	(13)%
Consolidated gross margin	26.9%	30.2%

For the three and nine months ended March 26, 2017, the Wolfspeed segment was presented as discontinued operations. The depreciation and amortization adjustment in the table above represents the depreciation and amortization that would have been recognized in prior periods had the Wolfspeed assets been continuously classified as held and used from July 16, 2016 through March 26, 2017. These costs were not allocated to the reportable segments’ gross profit for the three months ended March 26, 2017 because they represent an adjustment which does not provide comparability to the corresponding prior period and therefore were not reviewed by the CODM when evaluating segment performance and allocating resources. These costs were allocated to the Wolfspeed segment’s gross profit for the nine months ended March 26, 2017 because they provide comparability to the corresponding prior period and were reviewed by the CODM when evaluating segment performance and allocating resources.

Reportable Segments Description

The Company's Wolfspeed segment includes power devices, RF devices, and SiC materials. The Company's LED Products segment includes LED chips and LED components. The Company's Lighting Products segment primarily consists of LED lighting systems and lamps.

Financial Results by Reportable Segment

The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of loss must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated loss before taxes.

The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the costs being allocated.

Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans, matching contributions under the Company's 401(k) Plan, and acquisition related costs.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP diluted (loss) earnings per share and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less expenses in the various categories described below. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
LED business restructuring charges or gains. In June 2015, Cree’s board of directors approved a plan to restructure the LED business. The restructuring, which was completed during fiscal 2016, reduced excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring included the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges relate to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results. Similarly, Cree does not consider realized gains or losses on the sale of assets relating to the restructuring to be reflective of ongoing operating results.
Goodwill impairment charges. The Company determined that the carrying value of the Lighting Products segment was in excess of the segment's fair value during the third quarter of fiscal 2018 in connection with the preparation of the financial statements for such period, resulting in an impairment charge. Cree excludes this item from its non-GAAP measures because it is a non-cash expense that Cree does not believe to be reflective of ongoing operating results.
Transaction, transition and integration costs associated with purchase of RF Power business. The Company incurred transaction, transition and integration costs in fiscal 2018 in conjunction with the purchase of certain assets of the Infineon Technologies AG RF Power ("RF Power") business. Cree excludes these items because they have no direct correlation to the ongoing operating results of Cree's business.

Transaction costs associated with the terminated sale of the Wolfspeed business. The Company incurred transaction costs in fiscal 2017 in conjunction with the previously proposed sale of its Wolfspeed business to Infineon. Because these costs were incurred relative to a portion of the business which was previously reported as discontinued operations in fiscal 2017, Cree does not consider these amounts to be reflective of ongoing operating results.
Severance pay associated with termination of key executive personnel. The Company incurred costs in fiscal 2018 in conjunction with the termination of key executive personnel. Cree excludes these items because they have no direct correlation to the ongoing operating results of Cree's business.
Net changes associated with equity investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Foreign exchange gain on acquisition of RF Power business. The Company incurred foreign exchange gains on hedges purchased for the RF Power business asset purchase. Cree excludes the impact of this gain because it is not considered to be reflective of ongoing operations.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Non-GAAP net income is presented using a non-GAAP tax rate. The Company’s non-GAAP tax rate represents a recalculation of the GAAP tax rate reflecting the exclusion of the non-GAAP items.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

CREE, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)

Non-GAAP Gross Margin

	Three Months Ended		Nine Months Ended
	March 25, 2018	March 26, 2017	March 25, 2018	March 26, 2017
GAAP gross profit	$99,056	$86,076	$291,991	$336,574
GAAP gross margin percentage	27.8%	25.2%	26.9%	30.2%
Adjustment:
Stock-based compensation expense	1,729	2,229	5,402	8,012
Transaction costs related to the acquisition of RF Power	128	—	128	—
Total adjustments to GAAP gross profit	$1,857	$2,229	$5,530	$8,012
Non-GAAP gross profit	$100,913	$88,305	$297,521	$344,586
Non-GAAP gross margin percentage	28.3%	25.9%	27.4%	30.9%

Non-GAAP Operating Income (Loss)

	Three Months Ended		Nine Months Ended
	March 25, 2018	March 26, 2017	March 25, 2018	March 26, 2017
GAAP operating loss	($268,063)	($19,902)	($308,474)	($5,602)
GAAP operating loss	(75.3)%	(5.8)%	(28.5)%	(0.5)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	1,729	2,229	5,402	8,012
Research and development	2,374	2,542	6,830	8,468
Sales, general and administrative	7,056	6,790	21,087	21,937
Total stock-based compensation expense	11,159	11,561	33,319	38,417
Amortization or impairment of acquisition-related intangibles	7,453	8,362	21,037	20,707
LED business restructuring charges	—	(5)	—	15
Goodwill impairment charges	247,455	—	247,455	—
Transaction costs related to the acquisition of RF Power	4,327	—	4,327	—
Transaction costs related to the terminated sale of the Wolfspeed business	—	6,854	—	11,826
Wolfspeed transaction termination fee	—	(12,500)	—	(12,500)
Executive Severance	1,343	—	6,223	—
Total adjustments to GAAP operating loss	271,737	14,272	312,361	58,465
Non-GAAP operating income (loss)	$3,674	($5,630)	$3,887	$52,863
Non-GAAP operating income (loss)	1.0%	(1.6)%	0.4%	4.7%

Non-GAAP Non-Operating Income, net

	Three Months Ended		Nine Months Ended
	March 25, 2018	March 26, 2017	March 25, 2018	March 26, 2017
GAAP non-operating (expense) income, net	($9,651)	$9,865	$16,011	$4,946
Adjustment:
Net changes associated with equity method investment	12,096	(8,445)	(10,055)	(2,596)
Foreign exchange gain on RF Power acquisition	(1,941)	—	(1,941)	—
Non-GAAP non-operating income, net	$504	$1,420	$4,015	$2,350

Non-GAAP Net Income

	Three Months Ended		Nine Months Ended
	March 25, 2018	March 26, 2017	March 25, 2018	March 26, 2017
GAAP net loss	($240,577)	($99,013)	($246,712)	($92,230)
Adjustments:
Stock-based compensation expense	11,159	11,561	33,319	38,417
Amortization or impairment of acquisition-related intangibles	7,453	8,362	21,037	20,707
LED business restructuring charges	—	(5)	—	15
Goodwill impairment charges	247,455	—	247,455	—
Transaction costs related to the RF Power acquisition	4,327	—	4,327	—
Transaction costs related to the terminated sale of the Wolfspeed business	—	6,854	—	11,826
Wolfspeed transaction termination fee	—	(12,500)	—	(12,500)
Executive Severance	1,343	—	6,223	—
Net changes associated with equity method investment	12,096	(8,445)	(10,055)	(2,596)
Foreign exchange gain on RF Power acquisition	(1,941)	—	(1,941)	—
Total adjustments to GAAP net loss before provision for income taxes	281,892	5,827	300,365	55,869
Income tax effect	(37,474)	93,935	(46,363)	82,188
Non-GAAP net income	$3,841	$749	$7,290	$45,827

Non-GAAP Earnings per share
Non-GAAP diluted earnings per share	$0.04	$0.01	$0.07	$0.46

Shares used in non-GAAP diluted earnings per share calculation
Non-GAAP shares used	100,140	97,346	99,046	98,791

Free Cash Flow

	Three Months Ended		Nine Months Ended
	March 25, 2018	March 26, 2017	March 25, 2018	March 26, 2017
Cash flows from operations	$19,609	$43,440	$125,423	$163,154
Less: PP&E spending	(43,211)	(21,684)	(128,433)	(56,895)
Less: Patents spending	(2,981)	(3,040)	(7,913)	(8,876)
Total free cash flow	($26,583)	$18,716	($10,923)	$97,383

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation
(in millions)

Three Months Ended
June 24, 2018
GAAP net loss outlook range	($34) to ($38)
Adjustments:
Stock-based compensation expense	11
Amortization or impairment of acquired intangibles	10
Amortization of Infineon RF Power Inventory basis step-up	5
Infineon RF Power transition and integration costs	5
Lighting Products restructuring costs	7
Total adjustments to GAAP net loss before provision for income taxes	38
Income tax effect	5
Non-GAAP net income outlook range	$5 to $9

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
investorrelations@cree.com

Source: Cree, Inc.